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                                                                     EXHIBIT 3.9

                                                                          [SEAL]

                       CERTIFICATE OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              AMERIPATH OHIO, INC.

     JAMES C. NEW, who is the President, and ROBERT P. WYNN, who is the Secretary of AMERIPATH OHIO, INC., an Ohio corporation for profit (the "Corporation"), do hereby certify that in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for such purpose, the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto. These amended Articles are to be filed under Ohio Revised Code ("O.R.C.") Section 1785.01 et. seq. for a professional corporation and this Corporation will no longer be formed as a non-professional corporation under O.R.C. 1701.01.

     FIRST:    The name of the corporation is: AMERIPATH CINCINNATI, INC.

     SECOND:   The place in the State of Ohio where its principal office is located is in the City of Cincinnati, Hamilton County.

     THIRD:    The purposes for which the Corporation is formed are as follows:

          To render professional medical services;

          To possess and exercise without restriction as fully as a natural person might do all the powers and authorities conferred upon or permitted to a professional association engaged in the practice of medicine under the laws of the State of Ohio; and

          To do any an all things incidental to the accomplishment of the purposes hereinbefore set forth or incidental to the protection and benefit of the Corporation.

     FOURTH:   The number of shares which the Corporation is authorized to have outstanding is five hundred (500).

     FIFTH:    The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling shareholder of shareholders.

     SIXTH:    These Amended Articles of Incorporation take the place and supersede the existing Articles of Incorporation as heretofore amended.

                                                                          [SEAL]

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     IN WITNESS WHEREOF, the above-named officers, acting and on behalf of the corporation have hereunto subscribed their names this 7th day of November, 1996.

                                             By: /s/ James C. New
                                                 ------------------------------
                                                    JAMES C. NEW, President

                                             By: /s/ Robert P. Wynn,
                                                 ------------------------------
                                                    ROBERT P. WYNN, Secretary

[SEAL]

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                                                                        [SEAL]

                CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION

                                       OF

                           DAVID R. BARRON, M.D., INC.

     DAVID R. BARRON, who is President and CAROLE S. BARRON, who is Secretary of the above-named Ohio corporation for profit do hereby certify that in a writing signed by all the shareholders who would be entitled to a notice of a meeting held for that purpose, the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto. These Amended Articles are to be filed under Ohio Revised Code Section 1701.01 et. seq. for a non-professional corporation and this corporation will no longer be formed as a professional corporation under O.R.C. 1785.01.

                        AMENDED ARTICLES OF INCORPORATION

FIRST:    The name of the corporation is: AMERIPATH OHIO, INC.

SECOND: The place in the State of Ohio where its principal office is located is in the City of Cincinnati, Hamilton County.

THIRD: The corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.99, inclusive, of the Ohio Revised Code.

FOURTH: The number of shares which the corporation is authorized to have outstanding is five hundred (500).

FIFTH: The corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as

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          may be agreed upon between the corporation and the selling shareholder or shareholders.

SIXTH: These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

     IN WITNESS WHEREOF, the above-named officers, acting and on behalf of the corporation, have hereunto subscribed their names this 30th day of September, 1996.

                                                By: /s/ David R. Barron MD
                                                    ----------------------------
                                                    DAVID R. BARRON, M.D.,
                                                    President

                                                By: /s/ Carole S. Barron
                                                    ----------------------------
                                                    CAROLE S.BARRON,
                                                    Secretary

[SEAL]

                                       -2-
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                                                                        [SEAL]
                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                       OF
                         DANIEL F. RICHFIELD, M.D., INC.

     DAVID R. BARRON, M.D., who is President and CAROLE S. BARRON who is Secretary of DANIEL F. RICHFIELD, M.D., INC., an Ohio professional corporation, with its principal office located at Cincinnati, Hamilton County, Ohio, do hereby certify that in a writing signed by the Sole Shareholder, who would be entitled to a notice of a meeting held for such purpose, the following resolution was adopted to amend the Article:

    "RESOLVED, that Article FIRST of the Articles of Incorporation shall be amended to read as follows:

         FIRST:  The name of the Corporation shall be
                 DAVID R. BARRON, M.D., INC."


    IN WITNESS WHEREOF, said DAVID R. BARRON, M.D., President and CAROLE S. BARRON, Secretary of DANIEL F. RICHFIELD, M.D., INC. acting for and on behalf of said Corporation, have hereunto subscribed their names this 29 day of Mar 1993.

                                            By:    /s/ David R. Barron, MD
                                                ----------------------------
                                                David R. Barron, M.D., President

                                            By:    /s/ Carole S. Barron
                                                ----------------------------
                                                Carole S. Barron, Secretary

                                                                        [SEAL]
                            ARTICLES OF INCORPORATION

                        (UNDER CHAPTER 1785.01 ET. SEQ.)
                            PROFESSIONAL CORPORATION

                                       OF

                        DAVID F. RICHFIELD, M.D., INC.

     The undersigned, a majority of whom are citizens of the United States, desiring to form a professional corporation in accordance with Chapters 1785 and 1701, Ohio Revised Code, in the practice of medicine do hereby state the following:

     FIRST. The name of the said corporation shall be

                       DAVID F. RICHFIELD, M.D., INC.

     SECOND. The place in Ohio where its principal office is to be located is


Cincinnati            Hamilton                County, Ohio
----------------------------------------------------------
              (City, Village or Township)

     THIRD. The purpose for which the said corporation is organized shall be to practice the profession of medicine and to

B. The corporation, through its board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders.

C. Notwithstanding any provisions of the General Corporation Law of Ohio, now or hereafter in force, required for any purpose the vote of consent of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation or any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote of consent of the holders of shares entitling them to [ILLEGIBLE] majority of the voting power of the corporation or at such class of shares thereof.

D. A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise, nor shall any transaction, contract or act of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of any firm of which such director or officer is a member or any corporation of which such director or officer is a shareholder, director or officer, is in any way interested in such transaction contract or act, provided the fact shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at

                                     Page 2
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which action upon any such contract, transaction for act shall be taken; nor shall any such director or officer be accountable or responsible to the corporation or for in respect of any such transaction, contract, or net of the corporation of for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, officer or director, is interested in such transaction, contract or act and any such director or officer if such officer is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such contract, transaction or act, and way vote thereat to authorize, ratify or I approve any such contract, transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, officer or director, were not in such transaction.

          FOURTH: The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

          FIFTH: The number of shares, which the corporation is authorized to have outstanding is Five Hundred (500):, all of .which shall be Without par value,

     IN WITNESS WHEREOF, we have hereunto subscribed our names, this 29 day of October, 1968.

                                            DANIEL F. RICHFIELD, M.D., INC.

                                            /s/ Joseph A. Brant
                                            ---------------------------------
                                            Joseph A. Brant

                                            /s/ Guy M. Hild
                                            ---------------------------------
                                            Guy M. Hild

                                            /s/ Helen M. Smith
                                            ---------------------------------
                                            Helen M. Smith

                                                                   INCORPORATORS

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